                                                                EXHIBIT 10.26(a)

                    NUTRITION FOR LIFE INTERNATIONAL, INC.
                                  9101 Jameel
                             Houston, Texas  77040


                               January 10, 2000

                                                     Via Facsimile (516)333-4714
                                                                   AND U.S. Mail

Pailla M. Reddy
c/o Bactolac Pharmaceutical Inc.
51 Brooklyn
Westbury, New York 11590

Dear Dr. Reddy:

The purpose of this letter is to confirm our understandings regarding the Earnout Agreement which was entered into on November 17, 1999 between you and Nutrition For Life International, Inc. ("NFLI"). It is provided in the Earnout Agreement that if certain operating results of Bactolac Pharmaceutical Inc. ("BPI") are achieved, you will be entitled to receive additional shares of NFLI's stock.

As you know, when we entered into the Earnout Agreement, NFLI contemplated the acquisition of Ash Corp. through a wholly-owned subsidiary other than BPI. We subsequently determined to merge Ash Corp. into BPI. However, it was not the intent of NFLI or you to have the operating results of Ash Corp. (whose operations are currently being conducted as a division of BPI), included in the operating results of BPI for purposes of determining whether you would be entitled to an earnout payment.

Accordingly, this will confirm our understandings that for purposes of calculating "Pre-Tax Income" of BPI as that term is defined in the Earnout Agreement, the operations of the Ash division will not be included in determining the results of operations of BPI. If this correctly sets forth our understandings, please so indicate by signing in the place designated below and returning one signed copy of this letter to me. Except as set forth in this letter, the Earnout Agreement shall be unamended and unaffected and remains in full force and effect.

Very truly yours,                              AGREED:


                                               ---------------------------------
Gregory Pusey                                  Pailla M. Reddy
Chairman of the Board of Directors

cc:   Robert M. Bearman, Esq.
      Via facsimile (303) 894-9239
      Anthony T. Scotto, Esq.
      Via facsimile (516) 739-5451